ADVERTISING EXCHANGE AGREEMENT

This Agreement is entered into the 21st day of December, 2000 (the "Effective Date")

BETWEEN:

FETCHOMATIC GLOBAL INTERNET INC. a corporation, with its principal offices at 1521 - 56th Street, Delta, British Columbia, V4L 2A9

("fetchOmatic")

AND:

BIDBAY.COM  INC.,  a  corporation,  with  its principal offices at 7209 Foothill
Boulevard,  Tujunga,  CA  91042

("BidBay")

WHEREAS:

A.     BidBay  and  fetchOmatic  each  operate  a  web  site;  and

B. Each party wishes to have the other party advertise on its web site and to be advertised at the other party's web site, on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, the parties agree as follows:

                                    SECTION 1
                                   DEFINITIONS

1.1 FETCHOMATIC WEBSITE means the website located at the URL www.fetchomatic.com operated by fetchOmatic.

1.2 BIDBAY WEBSITE means the website located at the URL www2.bidbay.com operated by BidBay.

1.3 INCLUDING means including without limitation to the generality of any description, definition, term or phrase preceding that word and the word "include" and its derivatives will be construed accordingly.

1.4 BUILDING means an image of a building, and the HTML code associated therewith, located at the fetchOmatic Website and labelled with a trade-mark or brand of an advertiser.

1.5 DISTRICTS means the eleven web pages at the fetchOmatic Website accessible from the main page of the fetchOmatic Website and labelled as one of "Arts/Entertainment"; "Automotive"; "Business"; "Ecology"; "Industry"; "Health"; "Shopping"; "Sports"; "Town Hall"; "Travel"; or "University".

1.6 GEOGRAPHICAL DISTRICTS means the web pages at the BidBay Website devoted to shops located in specific geographic regions in the United States.

1.7     TRADE  SECRETS  mean  information  that:

(a)     is  used  or  may  be  used  in  business  for any commercial advantage;

(b) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use;

(c) is the subject of reasonable efforts to prevent it from becoming generally known; and

(d)     the  disclosure  of  which  would  result  in  harm or improper benefit.

                                    SECTION 2
                            FETCHOMATIC'S OBLIGATIONS

2.1 BUILDING ADVERTISEMENT. On receipt of a trademark image in Adobe Illustrator or Photo Shop format and the associated HTML code, fetchOmatic will provide a Building branded with such trademark.

2.2 DISTRICT ADVERTISEMENT. On receipt of a 468 x 60 banner advertisement and HTML code therefor (the "BidBay Banner") from BidBay, fetchOmatic will place the BidBay Banner in rotation for display on each of the Districts. Such advertisements will appear on the lower portion of the web pages comprising the Districts.

2.3 FETCHOMATIC ADVERTISEMENTS. fetchOmatic will provide BidBay (i) a 120 x 60 advertisement and HTML code therefor (the "Button"); and (ii) a 230 x 33 banner advertisement and HTML code therefor (the "fetchOmatic Banner").

                                    SECTION 3
                              BIDBAY'S OBLIGATIONS

3.1 BUTTON PLACEMENT. On receipt of the Button from fetchOmatic, BidBay will place the Button on each and every web page at the BidBay Website.

3.2     FETCHOMATIC  BANNER  PLACEMENT.  On  receipt  of the fetchOmatic Banner,
BidBay  will  place  the fetchOmatic Banner on each of the Geographic Districts.

3.3     BIDBAY  ADVERTISEMENTS.  BidBay  will provide (i) the BidBay Banner; and
(ii)  a  trade-mark  image  and  associated  HTML code therefor, to fetchOmatic.

                                    SECTION 4
                                BIDBAY NEWSLETTER

4.1 PARTNERSHIP ANNOUNCEMENT. fetchOmatic will prepare an announcement of the partnership between fetchOmatic and BidBay (the "Announcement"). On receipt of the Announcement, BidBay will place the Announcement in the BidBay newsletter for distribution to BidBay's registrants.

                                    SECTION 5
                                     LICENSE

5.1 FETCHOMATIC LICENSE. BidBay grants to fetchOmatic, for the term of this Agreement a limited, nonexclusive, royalty free license to copy and reproduce the trademark and associated HTML code, and the BidBay Banner provided to fetchOmatic, for the purposes of placing such on the fetchOmatic Website.

5.2 BIDBAY LICENSE. fetchOmatic grants to BidBay, for the term of this Agreement a limited, nonexclusive, royalty free license to copy and reproduce the fetchOmatic Banner and the Button for the purposes of placing such on the BidBay Website and to the Announcement for the purposes of placing the Announcement in the BidBay newsletter.

5.3 ALL RIGHTS RESERVED. Each party reserves all rights in its copyrighted works not expressly granted in this Agreement.

                                    SECTION 6
                                 CONFIDENTIALITY

6.1 CONFIDENTIAL INFORMATION. Each party acknowledges that the other party (the "DISCLOSER") may disclose to such party (the "RECIPIENT"), or allow the Recipient access to, Trade Secrets and other information, in the possession of the Discloser and owned by the Discloser or entities affiliated, associated or related to the Discloser, or by their respective suppliers, customers or other business partners, that is not generally known to the public, including financial information, legal, corporate, marketing, product, technical, personnel, customer and supplier information and any other information, in whatever form or media, specifically identified as confidential by the Discloser, or the nature of which is such that it would generally be considered confidential in the industry of the Discloser, or which the Discloser is obliged to treat as confidential or proprietary (collectively, "CONFIDENTIAL INFORMATION"). The Recipient acknowledges that the Discloser's Confidential Information is of significant value to the Discloser.

6.2 LIMITATIONS. The non-disclosure obligations of the Recipient under this Section will not apply to Confidential Information which the Recipient can establish:

(a) is, or becomes, readily available to the public other than through a breach of this Section;

(b) is disclosed, lawfully and not in breach of any contractual or other legal obligation, to the Recipient by a third party; or

(c) through written records, was known to the Recipient, prior to the date of first disclosure of the Confidential Information to the Recipient by the Disclosure.

6.3 OWNERSHIP OF CONFIDENTIAL INFORMATION. The Recipient acknowledges that Confidential Information is and will be the sole and exclusive property of the Discloser or its designate and that the Recipient will not acquire any right, title or interest in or to any Confidential Information.

6.4 OBLIGATIONS. The Recipient will keep all Confidential Information strictly confidential and will take all necessary precautions against unauthorized use or disclosure of the Confidential Information during the term of this Agreement and for a period of 2 years thereafter. Without limitation, the Recipient will not, and will take all reasonable steps to ensure that its employees do not, directly or indirectly, disclose, allow access to, transmit or transfer the Confidential Information to a third party without the Discloser's consent, or use or reproduce Confidential Information, in any manner, except as reasonably required to fulfil the purposes of this Agreement. Notwithstanding the foregoing, to the extent that the Recipient can establish it is required by law to disclose any Confidential Information, it will be permitted to do so, provided that notice of this requirement to disclose is first delivered to the Discloser, so that it may contest this potential disclosure. The Recipient will ensure that all copies of Confidential Information are clearly marked, or otherwise identified as confidential and proprietary to the Discloser, and are stored in a secure location while in the Recipient's possession, control, charge or custody.

                                    SECTION 7
                    WARRANTIES, COVENANTS AND INDEMNIFICATION

7.1 WARRANTIES AND COVENANTS OF GM. Each party represents, warrants and covenants to the other party the following:

(a) that it has the full power to enter into this Agreement and perform the services provided for herein;

(b) to the best of its knowledge, the materials it provides to the other party, including all written materials and advertisements, including, as applicable, the Button, the Announcement, the BidBay Banner, the fetchOmatic Banner (collectively the "Materials") do not and will not infringe the property rights of third parties; and

(c) the Materials provided to the other Party does not and will not contain any libel, defamation, obscenity or pornography and will not constitute a breach of any rights of privacy or publication of any other party and will not contravene the laws of any jurisdiction.

7.2 NO WARRANTIES. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH IN SECTION 7.1, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, AND FITNESS FOR A PARTICULAR PURPOSE. Without limiting the generality of the foregoing, each party makes no warranty that access to its web site (the fetchOmatic Website or the BidBay Website, as appropriate) will be uninterrupted, timely, secure or error-free.

7.3 INDEMNITY. Each party agrees to defend, indemnify and hold harmless the other party and its directors, officers, its employees, sublicensees, and agents from and against all claims, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or on account of claims of:

(a) alleged infringement or violation of any intellectual property right, Trade Secret, right of publicity or privacy (including but not limited to defamation) or other proprietary right with respect to the Materials provided to the other party;

(b) any negligent act, omission, or wilful misconduct in the performance of this Agreement; and

(c)     breach  of  its  obligations  under  this  Agreement.

7.4 OBLIGATIONS RELATING TO INDEMNITY. Each party's obligation to indemnify requires that the other party notify the indemnifying party promptly of any claim as to which indemnification will be sought and provide reasonable co-operation in the defense and settlement thereof.

                                    SECTION 8
                             LIMITATION OF LIABILITY

8.1 LIMITATION ON LIABILITY. Except as provided in this Agreement with respect to third party indemnification, neither party will be liable to the other party for any incidental, consequential, special, or punitive damages of any kind or nature, including, without limitation, the breach of this Agreement or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, even if either party has warned or been warned of the possibility of any such loss or damage. In any event, each party's aggregate liability for all costs, losses and damages of the other party will be limited, in the aggregate, to the lesser of (i) actual provable damages suffered; or (ii) $500 US.

                                    SECTION 9
                                   TERMINATION

9.1 TERM. The term of this Agreement will commence on the Effective Date and continue until March 31, 2001.

9.2     RENEWAL.  The  Agreement  may  be  renewed by agreement of both parties.

9.3 ACTIONS UPON TERMINATION/EXPIRATION. In the event of termination or expiration of this Agreement, without prejudice to any other rights which the parties may have:

(a)     all  licenses  granted  hereunder  terminate;

(b) all Materials in the possession of a party provided by the other party will either be (i) returned or (ii) destroyed within seven days of the date of termination.

9.4 SURVIVAL. In the event of any termination of this Agreement, all provisions which by their nature extend beyond termination or expiration including provisions relating to warranties, confidentiality, indemnity, limitation of liability, proprietary rights and payment obligations will survive and continue in effect and will enure to the benefit of and be binding upon the parties, their successors and permitted assigns. The termination of any provision of this Agreement will not excuse any prior breach of this Agreement.

                                   SECTION 10
                                  GOVERNING LAW

10.1 GOVERNING LAW. The validity, construction, and performance of this Agreement will be governed by the laws of British Columbia, excluding it conflict of laws rules.

                                   SECTION 11
                            MISCELLANEOUS PROVISIONS

11.1 ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter contained herein, supersedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided, and may not be altered, modified or waived in whole or in part, except in writing, signed by duly authorized representatives of the parties.

11.2 FORCE MAJEURE. If the performance of any part of this Agreement by either party is prevented, hindered, delayed or otherwise made impracticable by reason of any flood, riot, fire, judicial or governmental action, labour disputes, act of God, communication lines failures or any other causes beyond the reasonable control of either party, that party will be excused from such to the extent that it is prevented, hindered or delayed by such causes.

11.3 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to any law, the remaining provisions will remain in full force and effect as if said provision never existed.

11.4 WAIVER AND AMENDMENTS. No waiver, amendment, or modification of any provision of this Agreement will be effective unless consented to by both parties in writing. No failure or delay by either party in exercising any rights, power, or remedy under this Agreement will operate as a waiver of any such right, power, or remedy.

11.5     AGENCY.  The  parties  are  separate  and  independent  legal entities.
Nothing contained in this Agreement will be deemed to constitute either fetchOmatic or BidBay an agent, representative, partner, joint venturer or employee of the other party for any purpose. Neither party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the employees of the other. No employment relationship is created by this Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

FETCHOMATIC  GLOBAL  INTERNET  INC.

Per: /s/ Jeffrey Dale Welsh
Jeffrey Dale Welsh
Authorized  Signatory
President and CEO
Name/Title

BIDBAY.COM  INC.

Per: /s/ signed
George Tannous
Authorized  Signatory
Name/Title